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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-22598, 33-36612 and 33-53963) and in the Registration Statements of Form S-8 (Nos. 33-53665 and 33-54553) of Amax Gold, Inc. of our report dated February 9, 1998 appearing on page 23 of the 1997 Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Denver, Colorado
February 11, 1998